Exhibit 8.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX

AMERICA • ASIA PACIFIC • EUROPE

June 17, 2022

Mercedes-Benz Trust Leasing LLC
Daimler Trust
35555 W. Twelve Mile Road
Farmington Hills, Michigan 48331

Re:          Registration Statement on Form SF-3

Ladies and Gentlemen:

We have acted as special federal income tax counsel to Mercedes-Benz Trust Leasing LLC, a Delaware limited liability company (the “Company”), in connection with the registration statement on Form SF-3 filed by the Company and Daimler Trust, a Delaware statutory trust (the “Titling Trust”), as co-registrants, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof (the “Registration Statement”.

The Registration Statement relates to the offering from time to time of asset-backed notes to be issued in series (the “Notes”). As set forth in the Registration Statement, a separate trust (each, an “Issuer”) will be created for each series of Notes pursuant to a separate trust agreement (each, a “Trust Agreement”) between the Company and an owner trustee (the “Owner Trustee”). Each Issuer will cause a series of Notes to be issued under and pursuant to a separate indenture (each, an “Indenture”) between the Issuer and an indenture trustee (the “Indenture Trustee”). The Issuer, Owner Trustee and Indenture Trustee will be identified in the prospectus for each series of Notes.

The Notes of each series will represent obligations of the related Issuer. Asset Backed Certificates (the “Certificates”) will be issued under each Trust Agreement and will evidence the beneficial interest in the related Issuer. The Certificates will be subordinated to the Notes to the extent provided in the Documents (as defined below).

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

As special federal income tax counsel to the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents as we have deemed necessary or appropriate for the purpose of this letter, including (i) the form of the prospectus contained in the Registration Statement (the “Prospectus”), (ii) the form of Indenture included as an exhibit to the Registration Statement, (iii) the form of Trust Agreement included as an exhibit to the Registration Statement, (iv) the Second Amended and Restated Trust Agreement, dated as of April 1, 2008, as amended by the Amendment to Second Amended and Restated Trust Agreement, dated as of March 1, 2009, among Mercedes-Benz Financial Services USA (“MBFS”), as titling trust administrator, Mercedes-Benz Trust Holdings LLC, as initial beneficiary and BNY Mellon Trust of Delaware (f/k/a BNYM (Delaware) and as The Bank of New York (Delaware)), as titling trustee, (v) the Amended and Restated Servicing Agreement, dated as of March 1, 2009, as supplemented by the form of servicing supplement thereto included as an exhibit to the Registration Statement, in each case among MBFS, as servicer (in such capacity, the “Servicer”) and as lender (in such capacity, the “Lender”), the Titling Trust and Daimler Title Co., as collateral agent (the “Collateral Agent”), (vi) the Amended and Restated Collateral Agency Agreement, dated as of March 1, 2009, as supplemented by the form of exchange note supplement thereto included as an exhibit to the Registration Statement, in each case among the Titling Trust, U.S. Bank Trust National Association, as administrative agent, the Collateral Agent, the Servicer, the Lender, and, in the case of the exchange note supplement, the Indenture Trustee and (vii) the form of Underwriting Agreement included as an exhibit to the Registration Statement, to be entered into among the Company, MBFS and the underwriters or their representatives to be named therein. The documents listed in clauses (i) through (vii) above are referred to herein as the “Documents”. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Documents.

Our opinions are based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued or proposed thereunder, published Revenue Rulings and existing case law, any of which could be changed at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which our opinions are based. In addition, there can be no assurance that positions contrary to those stated herein may not be asserted by the Internal Revenue Service (the “IRS”).

In reaching our opinions, we have made such examination of law as we have deemed necessary or appropriate for the opinions expressed below. Further, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission. Our opinions are also based on the assumption that there are no agreements or understandings with respect to the transactions contemplated in the documents relating to the transaction described in the second and third paragraphs above other than those contained in the Documents. Furthermore, our opinions are based on the assumption that all parties to the Documents will comply with the terms thereof, including all tax reporting requirements contained therein, and that the issuance of the Notes and the other transactions set forth in or contemplated by the Documents are not part of another transaction or another series of transactions that would require the Issuer, any investor or any other participant to treat such transaction or transactions as subject to the disclosure, registration or list maintenance requirements of Section 6010, 6111 or 6112 of the Code. In addition, we have assumed that the Issuer will not become a “controlled partnership” within the meaning of Treasury Regulation Section 1.385-1(c)(1).

As to any facts material to the following opinions that we did not independently establish or verify, we have relied upon statements and representations of responsible officers and other representatives of MBFS, the Company and others.

We have advised the Company with respect to certain federal income tax consequences of the proposed issuance of the Notes. This advice is summarized under the heading “Material Federal Income Tax Consequences” in the Prospectus. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt the opinions expressly set forth under the above quoted heading in the Prospectus as representing our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Notes.

The opinions expressed herein are limited as described above, and we do not express an opinion with respect to any other federal or state law or the law of any other jurisdiction, except as expressly stated herein. This letter is rendered as of the date hereof, and we undertake no obligation to update this letter or advise you of any changes in the event there is any change in legal authorities, facts, assumptions or documents on which this letter is based (including the taking of any action by any party to the Documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering these opinions unless we are specifically engaged to do so.

You should be aware that there is no assurance that the IRS would not challenge the conclusions set forth above. Our opinions also assume that a court considering the question would have all facts and legal issues properly presented to it.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement. By such consent we do not concede that we are an “expert” for the purposes of the Securities Act or the rules and regulations of the Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Sidley Austin LLP